UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

December 9, 2013

Date of Report (Date of earliest event reported)

FOREST LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5438	11-1798614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue New York, NY 10022	10022-4731
(Address of principal executive offices)	(Zip Code)

(212) 421-7850

Registrant’s telephone number, including area code

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2013, Forest Laboratories, Inc. (the “Company”) entered into an indenture, dated as of December 10, 2013 (the “Indenture”), among the Company and Wells Fargo Bank, National Association, as trustee for the sale of $1.2 billion aggregate principal amount of its 5.00% senior notes due 2021 (the “Notes”). The Indenture provides that the Notes are general unsecured, senior obligations of the Company.

The Company will pay interest on the Notes at 5.00% per annum, semi-annually in arrears on June 15 and December 15, commencing on June 15, 2014. The Company may redeem all or a portion of the Notes at any time prior to December 15, 2021 at a redemption price equal to 100% of the principal amount of the Notes redeemed plus, except in the case of a redemption occurring on or after September 16, 2021, an applicable premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company merges or consolidates or sells all or substantially all of its assets, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that limit the Company and its subsidiaries’ ability to, among other things: (i) create certain liens and enter into sale and lease-back transactions; (ii) create, assume, incur or guarantee additional indebtedness of its subsidiaries without such subsidiary guaranteeing the notes on a pari passu basis; and (iii) consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, may permit or, in certain circumstances, require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately. The foregoing description of the material terms of the Indenture is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

On December 10, 2013, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Morgan Stanley & Co. LLC as representative of the several initial purchasers (the “Initial Purchasers”) that provides holders of the Notes certain rights relating to registration of the Notes under the Securities Act.

Pursuant to the Registration Rights Agreement, the Issuers will file an exchange offer registration statement with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for publicly registered notes (the “Exchange Securities”) and use commercially reasonable efforts to cause the exchange offer registration statement to become effective under the Securities Act no later than September 6, 2014. Upon the exchange offer registration statement being declared effective, the Company will use its commercially reasonable efforts to consummate the Exchange Offer promptly after filing such registration statement and will keep the exchange offer open for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the notes. If and for so long as the Company has not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer (the “Registration Default”), the annual interest rate borne by the Notes will be increased by 0.25% per annum during the 90-day period immediately following such Registration Default and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum. The foregoing description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, December 9, 2013, the Company announced certain changes to its executive leadership team as part of its announced plans to flatten and broaden the organization as part of Project Rejuvenate. Among the announced changes were changes in the titles and responsibilities of: (i) Francis I. Perier, Jr., who was appointed Executive Vice President, Chief Financial Officer (previously Executive Vice President – Finance and Administration and Chief Financial Officer); (ii) Marco Taglietti, M.D., who was appointed Executive Vice President, Drug Development and Research, and Chief Medical Officer (previously Senior Vice President – Research and Development); (iii) Elaine Hochberg, who was appointed Executive Vice President, International, Strategic Planning and Government Affairs (previously Executive Vice President and Chief Commercial Officer); and (iv) David Solomon, who became the Senior Advisor to the Chief Executive Officer responsible for Business Development and Alliance Management on a transitional basis (previously Senior Vice President – Corporate Development and Strategic Planning). See the press release announcing appointments to the executive team attached hereto as exhibit 99.1 and incorporated by reference into this Item 5.02 for additional information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 10, 2013, by and among Forest Laboratories, Inc. and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated as of December 10, 2013, by and among Forest Laboratories, Inc. and Morgan Stanley & Co. LLC, as representative of the initial purchasers.

99.1	Press Release of Forest Laboratories, Inc. dated December 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2013

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
Name:	Francis I. Perier, Jr.
Title:	Executive Vice President, Chief Financial Officer

4